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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

May 25, 2000                                                       May 25, 2000
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                                                               (Date of earliest
                                                                 event reported)



                            PUGET SOUND ENERGY, INC.
             (Exact name of registrant as specified in its charter)


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                          Commission File Number 1-4393

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Washington                                                            91-0374630
(State or other jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)

            411 - 108th Avenue N.E., Bellevue, Washington 98004-5515
                    (Address of principal executive offices)

                                 (425) 454-6363

              (Registrant's telephone number, including area code)


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ITEM 5. Other Events

         On May 25, 2000, the Company issued the following press release.

Puget Sound Energy sells Cabot Oil & Gas preferred stock

     Bellevue, Wash. (May 25, 2000) -- Puget Sound Energy (NYSE:PSD) yesterday (May 24) sold all of its 1,134,000 shares of 6% convertible redeemable preferred stock in Cabot Oil & Gas Corporation (NYSE:COG), for $51.4 million, after expenses. The sale produces approximately $40.8 million in after-tax proceeds. There is no significant gain or loss on the transaction.

         The sale furthers Puget Sound Energy's initiatives to refocus non-core assets towards its growing unregulated businesses, principally ConneXt, a developer of advanced customer information systems for mid-sized to large energy utilities; and a newly-formed business focused on providing design, engineering, construction and maintenance services to utility companies.

         In May 1999, Puget Sound Energy sold its investment in common stock of Cabot Oil & Gas Corporation. As a result of these two transactions, Puget Sound Energy no longer holds any securities of Cabot Oil & Gas.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PUGET SOUND ENERGY

Date: May 25, 2000

                                      Richard L. Hawley
                                      ___________________________

                                      Richard L. Hawley
                                      Vice President & Chief Financial Officer